EXHIBIT 99.(h)(6)
                                                               -----------------

                          EXPENSE LIMITATION AGREEMENT


This EXPENSE LIMITATION AGREEMENT (the "Agreement") is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the "Manager"), and The DLB Fund Group, a Massachusetts business trust (the "Trust"), effective as of the thirteenth day of October, 2004.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, DLB Enhanced Index Value Fund II (the "Fund") is a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Fund and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreement;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.          Expense Limitation

The Manager agrees to cap the fees and expenses of the DLB Enhanced Index Value Fund II at the amounts listed below through February 28, 2006.

Class                                           Expense Cap
N..................................................1.40%
A..................................................1.09%
L..................................................0.84%
Y..................................................0.69%
S..................................................0.59%


This Agreement cannot be terminated unilaterally by the Manager.

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 12th day of October 2004.


                               MASSACHUSETTS MUTUAL LIFE
                               INSURANCE COMPANY



                               By:  _________________________________
                                    James S. Collins, Vice President and Actuary


                               THE DLB FUND GROUP
                               on behalf of DLB FIXED INCOME FUND


                               By:  ________________________
                                    Kevin M.McClintock, President